EXHIBIT 99.1

Perrigo Reports Third Quarter 2026 Financial Results From Continuing Operations

•Execution of Three-S plan driving sequential improvement in operating results and market share gains across U.S. Store Brand OTC and key European brands
•Infant Formula divestiture expected to simplify portfolio and sharpen focus on higher-return consumer self care categories; strategic review of Oral Care business remains ongoing
•Updated full-year 2026 outlook to reflect divestiture, more measured retailer inventory positioning, and continued softness in Europe

DUBLIN, November 4, 2026 /PRNewswire/ -- Perrigo Company plc (NYSE: PRGO) ("Perrigo" or the "Company"), a leading provider of consumer self-care products, today announced financial results from continuing operations for the third quarter ended September 26, 2026.
“Our Three-S plan is delivering continued progress in the areas of the business within our control,” said Albert Manzone, Interim President and Chief Executive Officer. “We gained market share again in U.S. store brand OTC and in key European brands. Category trends improved sequentially, which, combined with disciplined cost management, helped offset a difficult consumer backdrop.
“The sale of Infant Formula is an important step in evolving Perrigo into a more focused consumer self-care company. It is expected to enhance our margin profile, materially reduce expected future capital expenditures, and support continued deleveraging and reinvestment in the business. The result will be a simpler Perrigo, better positioned for profitable growth.
“We have adjusted our full-year outlook to reflect the divestiture, more measured retailer inventory positioning ahead of the cough and cold season, and continued softness in Europe. Our underlying model, combining scaled brands and store brands in categories people need every day, remains unchanged, and the actions we are taking to simplify Perrigo are positioning us for more consistent and profitable growth over the long term.”

Third Quarter Results

	All In(1)			Core(1)
	3Q'26	3Q'25	Change	3Q'26	3Q'25	Change
Reported Net Sales	$989	$1,043	(5.2)%	$908	$924	(1.7)%
Reported Gross Margin	32.4%	36.1%	(370)bps
Reported Operating Margin	2.3%	7.0%	(460)bps
Reported Diluted Earnings Per Share ("EPS")	$(0.10)	$0.09	n/m

	All In			Core
	3Q'26	3Q'25	Change	3Q'26	3Q'25	Change
Organic Net Sales(2)	$994	$1,013	(1.9)%	$913	$924	(1.1)%
Adj. Gross Margin	36.3%	39.9%	(370)bps	37.9%	39.4%	(140)bps
Adj. Operating Margin	13.1%	16.6%	(360)bps	14.3%	16.5%	(210)bps
Adj. Diluted EPS	$0.60	$0.80	(25.0)%	$0.61	$0.67	(9.0)%

* Absolute amounts in millions. Data may not add due to rounding. Percentages are based on actuals.
(1) As previously announced, the Company now reports results on both an All In and Core Perrigo basis. All In results reflect the entirety of our business, while Core represents our go-forward business and excludes Infant Formula and previously announced divestitures.
(2) See attached Appendix for details. Change in net sales on an organic basis excludes the effects of acquisitions, divestitures and exited products, and the impact of currency.

Net Sales
•Core net sales were $908 million, declining 1.7% year-over-year, while Core organic net sales decreased 1.1%. Results reflected lower consumption in our Self Care segment, which led to more measured retailer inventory positioning ahead of the cough and cold season within the Upper Respiratory and Pain & Sleep categories. Performance was also impacted by lower contract manufacturing volumes. Partially offsetting those factors were continued share gains across U.S. Store Brand OTC and key European brands, supported by innovation and enhanced consumer marketing initiatives. Pricing decreased 0.4% and volume/mix decreased 0.7%.
•All In reported net sales declined 5.2% year-over-year to $989 million. All In results were primarily driven by the same factors as Core net sales in addition to the year-over-year impact of divestitures and lower Infant Formula net sales.

Gross Margin
•Reported All In gross margin was 32.4%, a decrease of 370 basis points.
•Core adjusted gross margin decreased 140 basis points to 37.9% driven by lower net sales volumes and unfavorable mix. These headwinds were partially offset by the net recognition of a recovery of a portion of previously paid tariffs and continued market share gains.
•All In adjusted gross margin decreased 370 basis points to 36.3%, driven by the same factors impacting Core adjusted gross margin in addition to the impact of divestitures and lower Infant Formula gross margin, which included the impact of planned under absorption.

Operating Margin
•Reported operating margin was 2.3%, a decrease of 460 basis points.
•Core adjusted operating margin decreased 210 basis points to 14.3% due to unfavorable gross profit flow through and higher operating expenses, primarily driven by increased advertising and promotional investments and the normalization of variable employee compensation. This decline was partially offset by benefits from the Operational Enhancement Program.

•All In adjusted operating margin decreased 360 basis points to 13.1%, driven by the same factors impacting Core adjusted operating margin as well as the impact of divestitures and Infant Formula.

Other Items
•Reported interest and other expense decreased $9.0 million to $41.2 million.
•Net adjusted interest and other expense increased $0.5 million to $41.2 million.
•The Company's reported effective tax rate was 21.1%. The Company’s adjusted effective tax rate decreased to 3.5%, reflecting changes in the jurisdictional mix of earnings.

Diluted EPS
•Reported diluted EPS was $(0.10) compared to $0.09 in the prior year.
•Core adjusted EPS declined $0.06 to $0.61, a 9.0% decrease from the prior year. Results were impacted by a reduction in net sales and operating income, partially offset by a lower effective tax rate, which benefited results by $0.10.
•All In adjusted diluted EPS declined $0.20 to $0.60, a 25.0% decrease from the prior year due to the same factors impacting Core adjusted EPS in addition to the impact of divestitures and Infant Formula. Results also reflected approximately $0.12 of unfavorable EPS impact from planned under absorption within Infant Formula.

Business Segment Results

	3Q'26	3Q'25	Change	Organic Change
Segment net sales:
Self Care	$613	$633	(3.2)%	(2.8)%
Specialty Care	182	191	(4.6)%	(3.5)%
Infant Formula	81	89	(9.6)%	(9.5)%
Total segment net sales	876	914	(4.1)%	(3.6)%
All Other	113	130	(13.1)%	14.0%
Consolidated net sales	$989	$1,043	(5.2)%	(1.9)%

	3Q'26	3Q'25	Change
Segment adjusted operating income:
Self Care	$105	$131	(19.4)%
Specialty Care	32	42	(24.2)%
Infant Formula	(1)	15	n/m
Total segment adjusted operating income	$137	$187	(27.0)%
All Other	27	23	18.4%
Unallocated	(34)	(36)	(6.1)%
Consolidated adjusted operating income	$129	$173	(25.5)%
* Absolute amounts in millions. Amounts may not sum due to rounding. Percentages are based on actuals.

Self Care
Net sales decreased 3.2% compared to the prior year, inclusive of a 0.2% unfavorable impact of currency translation. Results reflected lower consumption, which led to more measured retailer inventory positioning ahead of the cough and cold season within the Upper Respiratory and Pain & Sleep categories. Performance was also impacted by lower contract manufacturing volumes and the unfavorable impact of pricing. These pressures were partly offset by growth in the Healthy Lifestyle category, driven by continued share gains of store brand nicotine replacement products, and the Digestive Health category, supported by higher volumes of store brand laxative products.

Segment adjusted operating income decreased 19.4%, primarily due to unfavorable gross profit flow through driven by unfavorable production variances, unfavorable mix, and higher advertising and promotional investments. These pressures were partially offset by benefits from the Operational Enhancement Program.

Specialty Care
Net sales decreased 4.6% compared to the prior year, inclusive of a 1.1% unfavorable impact of currency translation. Women’s Health delivered strong growth, led by solid momentum and share gains for ellaOne® and continued growth from Opill®. Within the Skin Health category, strong in-season performance from Compeed® and Jungle Formula® was more than offset by lower sales of store brand and contract manufactured Minoxidil in addition to lower net sales of Mederma®.

Segment adjusted operating income decreased 24.2% due to unfavorable production variances, unfavorable mix in Skin Health, and higher advertising and promotional investments across the segment. These pressures were partially offset by benefits from the Operational Enhancement Program.

Infant Formula
Net sales decreased 9.6% compared to the prior year. Growth in store brand infant formula was more than offset by expected lower contract manufacturing volumes, reflecting the shift of certain contract formula shipments that were recorded in the second quarter.

Segment adjusted operating income decreased primarily due to unfavorable gross profit flow through, including planned under absorption, which was partially offset by lower operating expenses.

All Other
Net sales decreased 13.1%, inclusive of a 1.2% unfavorable impact of currency translation, primarily due to the impact of divestitures.

Segment adjusted operating income increased 18.4% due to the net recognition of a recovery of a portion of previously paid tariffs, in addition to improved productivity and lower operating expenses in the Oral Care category. These factors more than offset the impact of divestitures.

Cash Flow and Balance Sheet

•Net cash from operating activities was $96 million in the third quarter.
•Third quarter capital expenditures were $18 million and the Company returned $40 million to shareholders through dividends.
•Cash and cash equivalents as of September 26, 2026 were $437 million while total debt was $3.3 billion.
•Subsequent to quarter-end, the Company announced an agreement to divest its Infant Formula business for total consideration of up to $175 million. The transaction consideration consists of $40 million in upfront cash at closing and up to an additional $135 million contingent on the achievement of net sales milestones through 2030. Net proceeds are expected to be deployed in accordance with Perrigo's capital allocation priorities. The divestiture is expected to simplify our portfolio and sharpen our focus on higher-return consumer self care categories, while enhancing the Company's margin profile. After considering expected carrying value relative to cash proceeds and an estimate of fair value of the contingent milestones, we expect to recognize an impairment loss between $275.0 million and $375.0 million resulting from the measurement as held for sale during the fourth quarter of 2026.

Fiscal 2026 Outlook

Beginning with the fourth quarter and full-year 2026 reporting, the Infant Formula business will be reported as discontinued operations. Accordingly, the Company's All In outlook no longer includes Infant Formula but continues to include other divested businesses. The Company's Core outlook continues to exclude Infant Formula and previously-announced divestitures. For fiscal 2026, the Company has updated its outlook and related assumptions to reflect the Infant Formula divestiture, more measured retailer inventory positioning ahead of the cough and cold season, and continued softness in the European consumer environment.

	All In1	Ex Divestitures	Core[2]	Foreign Currency	Organic
Net Sales Growth YoY	(5.7)% to (4.6)%	~210 bps	(3.6)% to (2.5)%	(0.2)%	(3.8)% to (2.7)%
Adj. Gross Margin	37.8% to 38.8%	~(30) bps	37.5% to 38.5%
Adj. Operating Margin	14.3% to 15.3%	~(30) bps	14.0% to 15.0%
Adj. EPS	$2.25 to $2.45	~$(0.10)	$2.15 to $2.35

Other assumptions3
•Net interest expense of approximately $162 million.
•Adjusted effective tax rate of approximately 14.0%.
•Adjusted weighted average shares outstanding of approximately 140 million.
•Net leverage of approximately 4.0 times adjusted EBITDA.
•Cash from operating activities as a percentage of adjusted net income in the low-to-mid-60% range.

(1) Prior All In guidance included Infant Formula results and reflected net sales growth YoY of (5.5)% to (1.5)%, adjusted gross margin of 36.5% to 37.5%, adjusted operating margin of 12.5% to 13.5%, and adjusted EPS of $2.00 to $2.30.
(2) Prior Core guidance excluded Infant Formula results and previously announced divestitures and reflected net sales growth YoY of (3.0)% to 1.0%, adjusted gross margin of 39.0% to 40.0%, adjusted operating margin of 15.0% to 16.0%, and adjusted EPS of $2.25 to $2.55.
(3) Prior other assumptions reflected net interest expense of $156M, adjusted effective tax rate of ~18%, adjusted weighted shares outstanding of 139.3M, net leverage at, or slightly lower than, approximately 4.0 times adjusted EBITDA, and cash from operating activities as a percentage of adjusted net income in the mid-60% range.

Webcast and Conference Call Information

Perrigo previously announced that management will host a call/webcast to discuss its third quarter 2026 financial results beginning at 08:30 A.M. (ET) Wednesday, November 4, 2026. The call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 800-836-8184, International 646-357-8785, and reference ID # 91025. A taped replay of the call will be available beginning at approximately 12:00 P.M. (ET) Wednesday, November 4, until midnight Wednesday, November 11, 2026. To listen to the replay, dial 888-660-6345, International 646-517-4150, and use access code 91025#.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed.

For more information, visit www.perrigo.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the proposed divestiture of our Infant Formula business, including the timing and benefits thereof and the anticipated use of proceeds, our expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” "outlook," "momentum," "continue," “estimate,” "forecast," “predict,” “potential” or the negative of those terms or other comparable terminology. The information presented under "Fiscal 2026 Outlook" is inherently forward-looking. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including: supply chain impacts on our business, including those caused or exacerbated by armed conflict, trade and other economic sanctions and/or disease; general economic, credit, and market conditions; increased or new tariffs by the U.S. or foreign governments (and any retaliatory or reciprocal tariffs) and changes in global trade relations; the impact of the war in Ukraine and any escalation thereof, including the effects of economic and political sanctions imposed by the United States, United Kingdom, European Union, and other countries related thereto; the outbreak or escalation of conflict in other regions where we do business, including the ongoing conflict and social, political and economic environment in Israel and the broader Middle East; current and future impairment charges, if we determine that the carrying amount of specific assets may not be recoverable from the expected future cash flows of such assets; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than we do; pricing pressures from customers and consumers; resolution of uncertain tax positions and any litigation relating thereto, ongoing or future government investigations and regulatory initiatives; uncertainty regarding our ability to obtain and maintain our regulatory approvals; potential costs and reputational impact of product recalls or sales halts; potential adverse changes to U.S. and foreign tax, healthcare and other government policy; the effect of epidemic or pandemic disease; the timing, amount and cost of any share repurchases (or the absence thereof) and/or any refinancing of outstanding debt at or prior to maturity; fluctuations in currency exchange rates and interest rates; receipt of potential earnout payments in connection with the sale of the HRA Rare Diseases Business and the risk that potential costs or liabilities incurred or retained in connection with this transaction may exceed our estimates or adversely affect our business or operations; the satisfaction of certain deferred payment milestones associated with the Dermacosmetics Business divestment; the risk that potential costs or liabilities incurred or retained in connection with the sale of our Rx and other divested businesses may exceed our estimates or adversely affect our business or operations; the ability to consummate the proposed sale of our Infant Formula business on the anticipated terms and timeline, or at all, including the satisfaction or waiver of closing conditions and receipt of required third-party approvals; risks and uncertainties relating to the proposed sale, including potential disruption to our business, relationships with customers, suppliers, employees and other business partners, and risks associated with the separation of the Infant Formula business and related transition arrangements; our ability to realize the anticipated benefits of the proposed sale; the consummation and success of other announced and unannounced acquisitions or dispositions, the satisfaction of deferred payment milestones associated with prior dispositions, and our ability to realize the desired benefits of such transactions; and our ability to execute and achieve the desired benefits of announced cost-reduction efforts and other strategic initiatives and investments, including our ability to achieve the expected benefits from our ongoing restructuring programs and strategic review processes described herein. Adverse results with respect to pending litigation could have a material adverse impact on our operating results, cash flows and liquidity, and could ultimately require the use of corporate assets to pay damages, reducing assets that would otherwise be available for other corporate purposes. These and other important factors, including those discussed in our Form 10-K for the year ended December 31, 2025, and in any subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following ‘All In’ and ‘Core’ non-GAAP financial measures referred to in this press release:

•net sales growth on an organic basis, which excludes acquisitions, divestitures and exited products, and the impact of currency,
•adjusted gross profit,
•adjusted gross margin,
•adjusted operating income,
•adjusted operating margin,
•adjusted net income,
•adjusted diluted earnings per share,
•adjusted effective tax rate,
•constant currency net sales.

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies. The Company presents these non-GAAP financial measures in order to provide transparency to our investors because they are measures that management uses to assess both management performance and the financial performance of our operations and to allocate resources. In addition, management believes that these measures may assist investors with understanding and evaluating our initiatives to drive improved financial performance and enables investors to supplementally compare our operating performance with the operating performance of our competitors including with those of our competitors having different capital structures. While we have excluded certain of these items from historical non-GAAP financial measures, there is no guarantee that the items excluded from non-GAAP financial measures will not continue into future periods. For instance, we expect to continue to experience and report restructuring-related charges associated with continued execution of our strategic initiatives.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as amortization expense, unusual litigation, impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measures represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which may include adjusted gross profit, adjusted net income, adjusted operating income, adjusted diluted earnings per share, adjusted gross margin, constant currency net sales, adjusted operating margin and adjusted effective tax rate are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company also discloses net sales growth excluding the impact of currency on an organic basis. In addition, the Company presents non‑GAAP measures for 'Core' Perrigo, reflecting its go‑forward business and excluding Infant Formula and previously announced divestitures. Core measures may include Core net income, Core net sales, Core organic net sales, Core gross profit, Core operating income, Core diluted earnings per share, Core gross margin, and Core operating margin, including on an organic, constant‑currency basis. Management believes these measures provide greater consistency in financial reporting and facilitate meaningful comparisons of underlying operating results and acquisition and divestiture activity.

The Company cannot reconcile its ‘All In’ or ‘Core’ expected organic net sales growth, adjusted gross margin, adjusted operating margin, adjusted earnings per share, adjusted diluted earnings per share, adjusted effective tax rate, adjusted EBITDA or net leverage to the most directly comparable GAAP measures under "Fiscal 2026 Outlook" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include, but are not limited to, uncertainty of non-recurring Infant Formula related charges and timing and amount of restructuring charges and the income tax effects of these items or other income tax-related events. These reconciling items could be significant to the Company's future GAAP results.

The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past and present underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Perrigo Contacts

Eric Jacobson, Vice President, Global Investor Relations
(616) 886-0375, eric.jacobson@perrigo.com

Nick Gallagher, Associate Director, Global Investor Relations
(269) 686-3238, nicholas.gallagher@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net sales	$988.6	$1,043.3	$2,980.6	$3,143.5
Cost of sales	667.8	666.2	2,020.4	2,011.2
Gross profit	320.8	377.1	960.2	1,132.3

Operating expenses
Distribution	22.3	24.2	66.6	70.6
Research and development	21.9	24.9	70.3	73.6
Selling	124.9	127.3	384.1	409.9
Administration	124.5	94.2	339.5	319.4
Impairment charges	4.1	—	335.9	4.6
Restructuring	—	20.8	89.5	58.9
Other operating expense, net	—	13.1	—	30.4
Total operating expenses	297.7	304.5	1,285.9	967.4

Operating income (loss)	23.1	72.6	(325.8)	164.9

Interest expense, net	37.9	40.6	117.1	119.2
Other (income) expense, net	3.4	9.6	(123.1)	11.9
Loss on extinguishment of debt	—	—	1.4	—
(Loss) income from continuing operations before income taxes	(18.1)	22.4	(321.2)	33.8
Income tax expense (benefit)	(3.8)	9.7	(5.7)	21.5
(Loss) income from continuing operations	(14.3)	12.7	(315.6)	12.3
Loss from discontinued operations, net of tax	(13.2)	(5.2)	(36.0)	(19.6)
Net (loss) income	$(27.5)	$7.5	$(351.6)	$(7.3)

Earnings (loss) per share
Basic
Continuing operations	$(0.10)	$0.09	$(2.27)	$0.09
Discontinued operations	(0.09)	(0.04)	(0.26)	(0.14)
Basic earnings (loss) per share	$(0.20)	$0.05	$(2.53)	$(0.05)
Diluted
Continuing operations	$(0.10)	$0.09	$(2.27)	$0.09
Discontinued operations	(0.09)	(0.04)	(0.26)	(0.14)
Diluted earnings (loss) per share	$(0.20)	$0.05	$(2.53)	$(0.05)

Weighted-average shares outstanding
Basic	139.4	138.5	139.1	138.2
Diluted	139.4	138.9	139.1	138.8

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	September 26, 2026	December 31, 2025
Assets
Cash and cash equivalents	$436.6	$531.6
Accounts receivable, net of allowance for credit losses of $5.2 and $6.5, respectively	685.5	612.8
Inventories	1,013.8	1,149.0
Prepaid expenses and other current assets	266.1	231.4
Current assets held for sale	—	272.6
Total current assets	2,402.0	2,797.4
Property, plant and equipment, net	825.1	898.7
Operating lease assets	151.4	167.8
Goodwill and indefinite-lived intangible assets	1,696.2	2,054.7
Definite-lived intangible assets, net	2,137.8	2,351.5
Deferred income taxes	6.5	3.3
Other non-current assets	266.0	261.8
Total non-current assets	5,082.9	5,737.8
Total assets	$7,484.9	$8,535.2
Liabilities and Shareholders’ Equity
Liabilities
Accounts payable	$390.5	$474.5
Payroll and related taxes	126.7	112.2
Accrued customer programs	105.1	111.4
Other accrued liabilities	275.8	216.1
Accrued derivative liabilities	73.9	14.5
Accrued income taxes	37.1	20.8
Current indebtedness	11.3	36.6
Current liabilities held for sale	—	26.8
Total current liabilities	1,020.4	1,012.9
Non-current liabilities
Long-term debt, less current portion	3,282.8	3,603.6
Deferred income taxes	141.3	168.9
Non-current derivative liabilities	134.4	298.4
Other non-current liabilities	465.6	515.9
Total non-current liabilities	4,024.1	4,586.8
Total liabilities	5,044.5	5,599.7
Contingencies - Refer to Note 16
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	6,509.0	6,608.2
Accumulated other comprehensive income (loss)	(39.3)	4.8
Retained earnings (accumulated deficit)	(4,029.3)	(3,677.5)
Total shareholders’ equity	2,440.4	2,935.5
Total liabilities and shareholders' equity	$7,484.9	$8,535.2

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	138.8	137.6

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	September 26, 2026	September 27, 2025
Cash Flows From (For) Operating Activities
Net loss	$(351.6)	$(7.3)
Adjustments to derive cash flows:
Depreciation and amortization	260.9	251.6
Restructuring charges	85.6	54.5
Share-based compensation	31.3	41.6
Impairment charges	335.9	4.6
Amortization of debt discount	5.9	6.7
Deferred income taxes	(19.3)	(14.0)
(Gain) loss on sale of business	(129.5)	1.6
Amortization on hedging instruments	(27.4)	(18.3)
Other non-cash adjustments, net	(5.5)	2.0
Subtotal	186.3	323.0
Increase (decrease) in cash due to:
Inventories	116.4	(143.7)
Accrued income taxes	(33.3)	(51.4)
Payroll and related taxes	(70.8)	(38.7)
Accounts payable	(74.8)	(33.1)
Accrued customer programs	(2.5)	(24.8)
Other accrued liabilities	43.5	2.3
Accounts receivable	(83.5)	4.6
Other long-term liabilities	(4.3)	11.3
Prepaid expenses and other current assets	(11.9)	13.6
Subtotal	(121.1)	(259.9)
Net cash from operating activities	65.2	63.1
Cash Flows From (For) Investing Activities
Net proceeds from sale of businesses	366.3	14.4
Asset acquisitions, net	—	(1.5)
Additions to property, plant and equipment	(45.6)	(66.6)
Other investing, net	2.7	2.8
Net cash from (for) investing activities	323.4	(50.9)
Cash Flows From (For) Financing Activities
Payments on long-term debt	(761.8)	(26.1)
Cash dividends	(120.3)	(119.4)
Borrowings of revolving credit agreements and other financing, net	427.6	—
Payments for debt issuance costs	(5.5)	—
Shares used to settle taxes	(7.4)	(18.8)
Other financing, net	(10.4)	(1.8)
Net cash for financing activities	(477.7)	(166.1)
Effect of exchange rate changes on cash and cash equivalents	(8.2)	29.5
Net decrease in cash and cash equivalents	(97.3)	(124.4)
Cash and cash equivalents of continuing operations, beginning of period	531.6	558.8
Cash and cash equivalents held for sale, beginning of period	2.3	—
Less cash and cash equivalents held for sale, end of period	—	(2.3)
Cash and cash equivalents of continuing operations, end of period	$436.6	$432.1

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 26, 2026				Three Months Ended September 27, 2025
Consolidated Continuing Operations	Gross Profit	Operating Income	Income (Loss) from Continuing Operations	Diluted Earnings (Loss) per Share	Gross Profit	Operating Income	Income from Continuing Operations	Diluted Earnings per Share
Reported	$320.8	$23.1	$(14.3)	$(0.10)	$377.1	$72.6	$12.7	$0.09
As a % of reported net sales(1)	32.4%	2.3%	(1.4)%		36.1%	7.0%	1.2%
Pre-tax adjustments(2):
Amortization expense related primarily to acquired intangible assets	35.2	54.3	54.3	0.39	35.3	56.0	56.5	0.41
Impairment charges(3)	—	4.1	4.1	0.03	—	—	—	—
Unusual litigation	—	41.0	41.0	0.29	—	15.0	15.0	0.11
Restructuring charges and other termination benefits	—	—	—	—	—	20.9	20.9	0.15
(Gain) Loss on divestitures	—	—	—	—	—	—	(0.1)	—
Other(4)	2.5	6.6	6.6	0.05	4.1	8.9	18.1	0.13
Non-GAAP tax adjustments(5)	—	—	(6.9)	(0.05)	—	—	(11.5)	(0.08)
Adjusted	$358.5	$129.1	$84.9	$0.60	$416.5	$173.4	$111.6	$0.80
As a % of reported net sales(1)	36.3%	13.1%	8.6%		39.9%	16.6%	10.7%

Diluted weighted average shares outstanding (in millions)
			Reported	139.4				138.9
Effect of dilution as reported amount was a loss, while adjusted amount was income(6)				0.9				—
			Adjusted	140.4				138.9

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1) Reported net sales for the three months ended September 26, 2026 and September 27, 2025 were $988.6 million and $1,043.3 million, respectively.
(2) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(3) During the three months ended September 26, 2026, we determined the carrying value of our Medgenix business exceeded its estimated fair value less costs to sell, resulting in a total impairment charge of $4.1 million.
(4) Other pre-tax adjustments impacting reported income (loss) from continuing operations for the three months ended September 26, 2026 includes $4.1 million of professional consulting fees for potential divestitures and $2.5 million of accelerated depreciation as part of Nutrition Network Optimization. Other pre-tax adjustments impacting reported income from continuing operations for the three months ended September 27, 2025 includes $9.2 million of foreign currency hedging related to divestiture activity, $4.0 million of accelerated depreciation and a $1.6 million asset abandonment charge related to Nutrition Network Optimization and $3.1 million related to professional consulting fees for divestiture activity..
(5) Non-GAAP tax adjustments for the three months ended September 26, 2026 are primarily due to removal of $8.0 million of tax benefit on pre-tax non-GAAP adjustments. Non-GAAP tax adjustments for the three months ended September 27, 2025 are primarily due to (1) $12.0 million of tax benefit on pre-tax non-GAAP adjustments, (2) removal of $19.5 million of tax benefit related to changes in the tax law enacted in third quarter 2025, and (3) removal of $20.0 million of tax expense related to uncertain tax positions from changes in tax structure.
(6) In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 26, 2026			Three Months Ended September 27, 2025
Consolidated Continuing Operations	R&D Expense	DSG&A Expense	Restructuring, Impairments and Other	R&D Expense	DSG&A Expense	Restructuring, Impairments and Other
Reported	$21.9	$271.6	$4.1	$24.9	$245.7	$33.9
As a % of reported net sales(1)	2.2%	27.5%	0.4%	2.4%	23.5%	3.2%
Pre-tax adjustments(2):
Amortization expense related primarily to acquired intangible assets	(0.2)	(18.9)	—	(0.2)	(20.5)	—
Impairment charges(3)	—	—	(4.1)	—	—	—
Restructuring charges and other termination benefits	—	—	—	—	(0.1)	(20.8)
Unusual litigation	—	(41.0)	—	—	(3.4)	(11.6)
Other(4)	(0.1)	(4.0)	—	(0.1)	(3.1)	(1.6)
Adjusted	$21.6	$207.7	$—	$24.6	$218.4	$—
As a % of reported net sales(1)	2.2%	21.0%	—%	2.4%	20.9%	—%

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1) Reported net sales for the three months ended September 26, 2026 and September 27, 2025 were $988.6 million and $1,043.3 million, respectively.
(2) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(3) During the three months ended September 26, 2026, we determined the carrying value of our Medgenix business exceeded its estimated fair value less costs to sell, resulting in a total impairment charge of $4.1 million, inclusive of a goodwill impairment charge of $1.8 million.
(4) Other pre-tax adjustments for the three months ended September 26, 2026 are primarily due to professional consulting fees for potential divestitures. Other pre-tax adjustments for the three months ended September 27, 2025 are primarily due to an asset abandonment charge related to Nutrition Network Optimization and professional consulting fees for potential divestitures.

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 26, 2026		Three Months Ended September 27, 2025
Consolidated Continuing Operations	Interest and Other	Income Tax Expense (Benefit)	Interest and Other	Income Tax Expense
Reported	$41.2	$(3.8)	$50.2	$9.7
As a % of reported net sales(1)	4.2%	(0.4)%	4.8%	0.9%
Effective tax rate		21.1%		43.3%
Pre-tax adjustments(2):
Amortization expense related primarily to acquired intangible assets	—	—	(0.5)	—
Gain on divestitures	—	—	0.1	—
Other(3)	—	—	(9.2)	—
Non-GAAP tax adjustments(4)	—	6.9	—	11.5
Adjusted	$41.2	$3.1	$40.7	$21.2
As a % of reported net sales(1)	4.2%	0.3%	3.9%	2.0%
Adjusted effective tax rate		3.5%		15.9%

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1) Reported net sales for the three months ended September 26, 2026 and September 27, 2025 were $988.6 million and $1,043.3 million, respectively.
(2) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(3) Other pre-tax adjustments impacting reported interest and other from continuing operations for the three months ended September 27, 2025 includes $9.2 million of foreign currency hedging related to divestiture activity.
(4) Non-GAAP tax adjustments for the three months ended September 26, 2026 are primarily due to removal of $8.0 million of tax benefit on pre-tax non-GAAP adjustments. Non-GAAP tax adjustments for the three months ended September 27, 2025 are primarily due to (1) $12.0 million of tax benefit on pre-tax non-GAAP adjustments, (2) removal of $19.5 million of tax benefit related to changes in the tax law enacted in third quarter 2025, and (3) removal of $20.0 million of tax expense related to uncertain tax positions from changes in tax structure.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated Continuing Operations	September 26, 2026	September 27, 2025	% Change
Net Sales	$988.6	$1,043.3	(5.2)%
Less: Currency impact(1)	(5.1)	—	(0.5)%
Constant currency net sales	$993.7	$1,043.3	(4.8)%
Less: Divestitures and exited products(2)	(0.2)	30.5	(2.9)%
Organic net sales	$993.9	$1,012.8	(1.9)%

Self Care
Net Sales	$612.7	$633.1	(3.2)%
Less: Currency impact(1)	(1.3)	—	(0.2)%
Constant currency net sales	$614.0	$633.1	(3.0)%
Less: Divestitures and exited products(2)	—	1.3	(0.2)%
Organic net sales	$614.0	$631.8	(2.8)%

Specialty Care
Net Sales	$182.4	$191.2	(4.6)%
Less: Currency impact(1)	(2.1)	—	(1.1)%
Organic net sales	$184.5	$191.2	(3.5)%

Infant Formula
Net Sales	$80.7	$89.3	(9.6)%
Less: Currency impact(1)	(0.1)	—	(0.1)%
Organic net sales	$80.8	$89.3	(9.5)%

All Other
Net Sales	$112.7	$129.7	(13.1)%
Less: Currency impact(1)	(1.6)	—	(1.2)%
Constant currency net sales	$114.3	$129.7	(11.9)%
Less: Divestitures and exited products(2)	(0.2)	29.2	(25.5)%
Organic net sales	$114.5	$100.5	14.0%

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior-year period to show what current period US dollar results would have been if such currency exchange rates had not changed.
(2) Represents divestiture activity primarily related to the Dermacosmetics business within All Other and Richard Bittner business and exited products within the Self Care segment.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 26, 2026					Three Months Ended September 27, 2025
Consolidated Continuing Operations	Net Sales	Gross Profit	Operating Income	Income from Continuing Operations	Diluted Earnings per Share	Net Sales	Gross Profit	Operating Income	Income from Continuing Operations	Diluted Earnings per Share
All In Adjusted	$988.6	$358.5	$129.1	$84.9	$0.60	$1,043.3	$416.5	$173.4	$111.6	$0.80
As a % of reported net sales		36.3%	13.1%	8.6%			39.9%	16.6%	10.7%
Core Adjustments:
Less: Infant Formula	80.7	14.5	(0.5)	(0.5)	—	89.3	36.8	14.6	14.6	0.11
Less: Previously Announced Divestitures(1)	(0.2)	(0.5)	(0.6)	(0.6)	—	30.5	16.2	6.8	6.8	0.05
Non-GAAP tax adjustments	—	—	—	—	—	—	—	—	(3.4)	(0.02)
Core Adjusted	$908.1	$344.5	$130.2	$85.9	$0.61	$923.5	$363.5	$152.0	$93.6	$0.67
As a % of Core net sales		37.9%	14.3%	8.7%			39.4%	16.5%	10.1%
Less: Currency impact(2)	(5.0)
Core Organic	$913.1

Diluted weighted average shares outstanding (in millions)
			Reported		139.4					138.9
Effect of dilution as reported amount was a loss, while adjusted amount was income(3)					0.9					—
			Adjusted		140.4					138.9

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1) Represents previously announced divestitures, primarily Dermacosmetics and exited products.
(2) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior-year period to show what current period U.S. dollar results would have been if such currency exchange rates had not changed.
(3) In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.